Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No. 33-38387, No. 33-48210, No. 33-63518, No. 33-78506, No. 33-83030, No. 33-83502, No. 33-83504, No. 33-84396, No. 33-86482, No. 33-59335, No. 33-63489, No. 33-63851, No. 333-28195, No. 333-28203, No. 333-28207, No. 333-57589, No. 333-81191, No. 333-87165, No. 333-39524, No. 333-52214, No. 333-57074, No. 333-72424, No. 333-90518, No. 333-108014, No. 333-130104, No. 333-130185, No. 333-144676, No. 333-153657, No. 333-158404, and No. 333-162779) of Adobe Systems Incorporated of our report dated February 24, 2009, except for paragraph 1 of the section entitled “Acquisition of Omniture by Adobe” in Note 1, as to which the date is October 23, 2009, related to the consolidated financial statements of Omniture, Inc. as of December 31, 2008 and for the year then ended, which is included in this Current Report on Form 8-K/A of Adobe Systems Incorporated.

/s/ Ernst & Young LLP

Salt Lake City, Utah

January 4, 2010